Exhibit 99.(a)(1)(L)

INSTRUCTIONS FOR TENDER THROUGH CONDITIONAL EXERCISE OF OPTIONS

(Note: Before completing the Option Election Form, you should read these instructions carefully, as well as the Offer to Purchase.)

THE OPTION ELECTION FORM MUST BE RECEIVED BY IKON (WHICH WILL

TRANSMIT IT TO THE DEPOSITARY) BEFORE 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 14, 2007. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

Send the Option Election Form to:

By Mail, Overnight Courier or By Hand:	By Facsimile Transmission:

Maryanne Messenger Sr. Manager, Shareholder Services IKON Office Solutions, Inc. 70 Valley Stream Parkway Malvern, PA 19355	Maryanne Messenger Sr. Manager, Shareholder Services IKON Office Solutions, Inc. Fax: 610-407-7964

Note: Delivery of the form to an address or a facsimile number other than as set forth above will not constitute a valid delivery.

By signing the Option Election Form, you acknowledge receipt of the Offer to Purchase the (“Offer”) with respect to the offer by IKON Office Solutions, Inc. (“IKON”) to purchase for cash up to $295,000,000 in value of shares (“shares”) of IKON’s common stock, of no par value, at a price not greater than $15.00 per share nor less than $13.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

1. You should complete the Option Election Form if you wish to conditionally exercise some or all of your outstanding (as of the expiration date of the Offer) and vested options (“Options”) to purchase shares and to tender all the underlying shares (“Option Shares”), pursuant to the terms and conditions set forth in the Offer. Note that IKON is conducting the Offer through a procedure commonly called a modified “Dutch Auction.” This procedure allows you to select the price (in increments of $0.25) within a price range specified by IKON at which you are willing to sell your shares. The price range for the Offer is $13.00 to $15.00 per share. The purchase price will be the lowest price at which, based on the number of shares tendered and the prices specified by the tendering shareholders, we can purchase $295,000,000 in value of shares, or such lesser value of shares as is properly tendered and not withdrawn (the “Purchase Price”). All shares we purchase will be purchased at the same price, even if you have selected a lower price, but we will not purchase any shares above the purchase price we determine. By signing the Option Election Form, you agree that if any Option Shares you properly tendered are accepted, you will receive a cash payment equal to (a) the number of Option Shares that are accepted for purchase, multiplied by (b) the difference between the Purchase Price and the applicable Option exercise price(s), less any applicable income, employment and withholding taxes, and you further agree to be bound by the Purchase Price and the terms and conditions set forth herein and in the Offer. You also agree that during the term of the Offer, you will NOT submit any other notice to exercise the options you have submitted for tender until or unless you withdraw your offer to tender.

2. By signing the Option Election Form, you acknowledge that IKON is allowing you to conditionally exercise your Options for the purpose of allowing you to tender Option Shares in the Offer. Further, by signing the Option Election Form, you acknowledge that if, after taking into account proration, IKON purchases less than all of your Option Shares, your remaining Options will not be considered to have been exercised and will remain outstanding. You acknowledge that the order of the Options purchased by IKON will be as designated by you in the Option Election Form. In addition, you acknowledge that if you do not designate the order in which you wish to have your Options exercised, your vested Options will be exercised in the order of exercise price starting with the lowest price.

3. Conditional exercises of Options and tenders of Option Shares pursuant to the Offer may be withdrawn at any time prior to 12:00, noon, New York City time, on December 14, 2007 by submitting a written, telegraphic or facsimile transmission notice of withdrawal, including a social security or other taxpayer identification number, so that it is received by IKON at the address indicated above. Any such notice of withdrawal must specify the name and social security number of the Option holder who tendered the Option Shares to be withdrawn and the number of Option Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by IKON, in its sole discretion, which determination shall be final and binding. None of IKON, the Depository and any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice.

4. The Option Election Form must be received by IKON (for transmission to the Depositary) before 12:00, noon, New York City time, on December 14, 2007. You must sign and complete this form for your direction to be valid.

General Terms and Conditions of the Offer:

NOTE: BY SIGNING THE OPTION ELECTION FORM, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER OR THE OPTION ELECTION.

1. You will, upon request, execute and deliver any additional documents deemed by the Depository or IKON to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer.

2. You understand that tenders of Option Shares pursuant to the procedures described in the Offer and in the Instructions for Tender through Conditional Exercise of Options will constitute an agreement between you and IKON upon the terms and subject to the conditions of the Offer.

3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your obligations hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer, this tender is irrevocable.

4. IKON will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer. You understand that (a) the purchase price will be paid to you (you cannot elect to have the purchase price paid to another person); and (b) you will be responsible for paying federal and state income and employment taxes arising from the exercise of the Options and the sale of the Option Shares in the Offer (a portion of which will be withheld as described in Instruction 5).

5. Under the U.S. federal income tax laws, IKON may be required to withhold income and employment taxes from the amount of any payments made to Option holders pursuant to the Offer. Non-U.S. Option holders will also be subject to 30% (or lower treaty rate) U.S. withholding tax on the total sale price paid to them for the Option Shares pursuant to the Offer. See Section 15 of the Offer.

6. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by IKON in its sole discretion, which determinations shall be final and binding on all parties. IKON reserves the absolute right to reject any or all tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of IKON’s counsel, be unlawful. IKON also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options Shares, and IKON’s interpretation of the terms of the Offer (including these Instructions for Tender through Conditional Exercise of Options) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as IKON shall determine. None of IKON, the Depository or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

7. If the Option Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should also indicate when signing, and proper evidence satisfactory to IKON of the authority of such person so to act must be submitted with the Option Election Form.

8. Questions and requests for assistance or additional copies of the Offer and these Instructions for the Tender of Options should be directed to Maryanne Messenger at 610-408-7280.

NOTE: IKON WILL REJECT (OR NOT ACCEPT) ANY CONDITIONAL

EXERCISE AND TENDER OF ANY OPTION THAT EXPIRES PRIOR TO THE

EXPIRATION OF THE TENDER AT 12:00 P.M., MIDNIGHT, DECEMBER 19,

2007.

TO CONFIRM YOUR OPTION STATUS, YOU MAY REQUEST A CURRENT

SUMMARY OF YOUR OPTIONS BY CONTACTING IKON AT 610-408-7280 OR

BY EMAIL AT MMESSENGER@IKON.COM

OPTION ELECTION FORM

Full Name

Address (Please Print)

Social Security or Employee Number

1. EXERCISE: I hereby conditionally exercise vested options (“Options”), for the amount of shares set forth herein (“Option Shares”), granted to me by IKON under one of IKON’s stock Option plans. My exercise of Options hereunder is subject to the condition that any Options for Option Shares tendered but not purchased by IKON Office Solutions, Inc. because of proration or otherwise, shall be deemed not to have been exercised. None of the Options underlying any of the Option Shares tendered has an exercise price of $15.00 or greater and/or have an expiration date prior to the expiration of the Offer.

2. ELECTION: I hereby elect as follows with respect to my Options:

(Choose only one)

{_} I wish to conditionally exercise and tender Option Shares underlying ALL of my vested Options.

{_} I wish to conditionally exercise and tender                              Option Shares underlying my vested Options as listed below.

I understand that Options will be exercised as accepted in the Offer in the order which I designate below:

1.	Option for Shares; grant date ; and per share exercise price of $

2.	Option for Shares; grant date ; and per share exercise price of $

3.	Option for Shares; grant date ; and per share exercise price of $

4.	Option for Shares; grant date ; and per share exercise price of $

ATTACH ADDITIONAL PAGE IF NEEDED.

I acknowledge and agree that if I do not designate the order in which I wish to have my Options exercised, my vested Options will be exercised in the order of exercise price starting with the lowest price. I further acknowledge and agree that if the Purchase Price determined in accordance with the Offer is equal to or lower than the exercise price of an Option, each such Option, and the tendered Option Share with respect to each such Option, shall automatically be deemed not to have been, respectively, exercised or tendered.

3. TENDER PRICE: By checking ONE of the following boxes the undersigned hereby tenders those Option Shares specified in Section 2 of this Option Election Form, at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company is less than the price checked below. The same Option Shares cannot be tendered at more than one price, unless previously withdrawn as provided in Section 4 of the Offer to Purchase.

TENDERS OF OPTION SHARES AT A PRICE EQUAL TO OR LESS THAN THE

EXERCISE PRICE OF THE UNDERLYING OPTION SHALL BE VOID.

PRICE (IN DOLLARS) PER OPTION SHARE AT WHICH OPTION SHARES ARE BEING TENDERED

❑ $13.00	❑ $13.75	❑ $14.50
❑ $13.25	❑ $14.00	❑ $14.75
❑ $13.50	❑ $14.25	❑ $15.00

OPTIONEES MAY NOT TENDER OPTION SHARES AT MORE THAN ONE PRICE.

OR

By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE the undersigned hereby tenders those Option Shares specified in Section 2 of this Option Election Form at the purchase price determined by the Company in accordance with the terms of the Offer.

☐ The undersigned wants to maximize the chance of having the Company purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer.

THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $13.00 PER SHARE. THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT SHOULD THE PURCHASE PRICE PER OPTION SHARE DETERMINED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE OFFER BE EQUAL TO OR LESS THAN THE EXERCISE PRICE OF THE UNDERLYING OPTION, THIS TENDER SHALL BE VOID.

4. AGREEMENT: The undersigned acknowledges receipt of the Offer and represents that the undersigned has read carefully such documents. The undersigned hereby instructs IKON, subject to the terms and conditions set forth in this Option Election Form, and in the Offer, to carry out the instructions contained in this form. IKON is hereby authorized, in accordance with the instructions contained in this Option Election Form, to (i) exercise the undersigned’s Options (but only to the extent that the related Option Shares are accepted for purchase pursuant to the Offer) and deliver such Option Shares to National City Bank, as Depositary for the Offer; (ii) retain from the net cash proceeds received pursuant to the Offer from the purchase of the Option Shares the Option exercise price for such Option Shares and related withholding, employment and income taxes; and (iii) remit to the undersigned the remaining net cash proceeds. The undersigned agrees that, if the net cash proceeds from the purchase of the undersigned’s Option Shares is insufficient to cover the related Option exercise price and to pay applicable withholding taxes, the undersigned will, immediately upon request of IKON, forward to IKON a check in an amount sufficient to cover any such shortfall.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND

RISK OF THE UNDERSIGNED

SIGN HERE

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Signature(s) of Option Holder                                                                           Date

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Name(s) Please Print                                                                                           Capacity (Full title)